Exhibit 10.3

IN ACCORDANCE WITH ITEM 6.01(B)(10) OF REGULATION S-K, CERTAIN PRIVATE OR CONFIDENTIAL MARKED AS [***] HAS BEEN REDACTED FROM THE FILED COPY OF THIS EXHIBIT 10.3 BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1

TO

SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of March 21, 2022, and amends that certain Option Investments Sub-Advisory Agreement, dated as of November 2, 2021 (the “Agreement”), by and among Brookfield Real Estate Income Trust Inc. (formerly, Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), Brookfield REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Brookfield REIT Adviser LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Advisors, LLC, a Delaware limited liability company (including its assignee pursuant to the terms of this Agreement, the “Sub-Adviser”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to Section 21(a) of the Agreement, the Agreement may not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees; and

WHEREAS, each of the Company, the Operating Partnership, the Adviser and the Sub-Adviser desires to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, it is hereby agreed between the parties hereto as follows:

AGREEMENT

1.	Amendments to Agreement.

(a)	Section 1 of the Agreement is hereby amended by:

(i)	deleting the definition of “Carry-Forward Amount” in its entirety and replacing it with the following:

“Carry-Forward Amount” shall have the meaning set forth in the definition of “Sub-Adviser Performance Amount.”

(ii)	deleting the definition of “Expense Adjustment” in its entirety and replacing it with the following:

“Expense Adjustment” shall mean [***].

(iii)	deleting the definition of “Performance Participation Interest” in its entirety and replacing it with the following in its proper alphabetical location:

“Adviser Performance Fee” shall have the meaning ascribed to the term “Performance Fee” in the Advisory Agreement.

(iv)	deleting the definition of “Special Limited Partner” in its entirety; and

(v)	deleting the definition of “Sub-Adviser Performance Interest Amount” in its entirety and replacing it with the following:

“Sub-Adviser Performance Amount” shall mean [***].

(b)	Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

10. COMPENSATION.

(a) The Adviser hereby agrees to compensate the Sub-Adviser for its services pursuant to this Agreement. The Sub-Adviser shall be entitled to receive in cash (i) a monthly management fee equal to [***]% per annum of the NAV of the Segregated Vehicles, calculated as of the last business day of each month (the “Management Fee”) and (ii) a performance fee equal to the Sub-Adviser Performance Amount (the “Performance Fee”). The Adviser shall provide to the Sub-Adviser a reasonably detailed calculation of fees within a reasonable time of incurrence. The Management Fee will be payable monthly, no later than the fifteenth (15) business day following the end of each month during which this Agreement is in effect. The Performance Fee is payable within 30 days of the Adviser’s receipt of the Adviser Performance Fee for any period.

(b) In the event this Agreement is terminated or its term expires without renewal, the Sub-Adviser will be entitled to receive its prorated Management Fee and Performance Fee through the date of termination. Such pro ration shall be measured through the calendar month of termination or expiration thereof, taking into account the number of days of any partial calendar month for which this Agreement was in effect. For the avoidance of doubt, following any termination or expiration of this Agreement, any Performance Fee earned by the Sub-Adviser with respect to a partial calendar year shall be payable within 30 days of the Adviser’s receipt of the Adviser Performance Fee for any period.

(c) In the event that any Segregated Vehicle or Subsidiary commences a liquidation of any Option Investment during any calendar year, the Company will pay the Sub-Adviser any Management Fee and Performance Fee due to the Sub-Adviser pursuant to the terms of this Agreement from the proceeds of the liquidation.

2.	Miscellaneous.

(a) Effectiveness of Amendment. This Amendment shall be effective on January 1, 2022.

(b) Counterparts; Signature. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(c) Governing Law. This Amendment shall be governed by and construed in accordance with Section 21(d) of the Agreement.

(d) Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Brookfield Real Estate Income Trust Inc.

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Brookfield REIT Operating Partnership L.P.

By:	Brookfield REIT OP GP LLC, its general partner

By:	Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Brookfield REIT Adviser LLC

By:	/s/ Melissa Lang
Name: Melissa Lang
Title: Senior Vice President and Secretary

Oaktree Fund Advisors, LLC

By:	/s/ Brian Price
Name: Brian Price
Title: Senior Vice President

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Option Investments Sub-Advisory Agreement]